UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 20, 2006

Atmospheric Glow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-11591 (Commission File Number	62-1647888 (IRS Employer Identification Number)

_____________________________________

924 Corridor Park Blvd
Knoxville, Tennessee 37932-3723
(865) 777-3776

(Address, zip code and telephone number of principal executive offices)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

information to be included in the report

Section 5 - Corporate Governance and Management

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 20, 2006, the Board of Directors and Thomas W. Reddoch, Chairman and Chief Executive Officer of Atmospheric Glow Technologies, Inc. ("AGT"), mutually agreed that Mr. Reddoch will relinquish his positions as Chairman and Chief Executive Officer and that AGT will look for a replacement for such positions. Mr. Reddoch and the Board agreed that Mr. Reddoch would serve as interim Chief Executive Officer until a replacement is found or the Board determines otherwise. Mr. Reddoch will receive compensation under his existing employment agreement through the end of its term on February 28, 2007 and is expected to continue as a director for an additional term.

Section 8 - Other Events

Item 8.01 Other Events

In connection with the events described in Item 5.01 above, on February 21, 2006, AGT distributed the attached press release.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated February 21, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: February 21, 2006 By: /s/ Kimberly Kelly-Wintenberg

Title: President